Exhibit 10.13

Services and Administrative Support Agreement

This Services and Administrative Support Agreement (the “Agreement”), is entered into as of January 1, 2012, (the “Effective Date”), by and between HR-1, Corp., a Michigan Corporation (“HR1”), and LINC Logistics Company, a Michigan Corporation, for itself and its subsidiaries (“Client”); (together, the “Parties;” alone, a/the “Party”).

Whereas, Client has a need for certain administrative and support services in the areas of (i) talent acquisition, placement and staffing, (ii) payroll management, (iii) personnel management and administration; and (iv) consulting and compliance services;

Whereas, Client currently receives such services pursuant to a Transition Services Agreement with CenTra, Inc., dated December 31, 2006, as amended December 31, 2008; and

Whereas, HR1 is an affiliated company and has the capability to provide such services;

Now, therefore, the Parties, in consideration of the facts, mutual promises and covenants contained herein, agree as follows:

1.	Term of Agreement - This Agreement shall be evergreen unless terminated in accordance with termination provisions stated herein.

2.	Corporate Services Provided - HR1 shall provide to Client, during the period covered by the term of this Agreement, the services described in Exhibit A (“Services”), which is attached hereto and incorporated herein by reference.

This Agreement contains the entire agreement between the parties. All prior discussions, understanding, negotiations and agreements are merged herein. Exhibit A may be amended from time to time to add or delete Services by mutual written agreement of duly authorized representatives of HR1 and Client. Nothing in this Agreement shall preclude Client from obtaining services from third parties or its own internal sources, including services substantially the same or similar to the Services.

3.	Standard of Care – In the performance of the Services, HR1 shall exercise the degree of quality, care and responsiveness normal and customary for national providers of the Services.

4.	Payment for Services - HR1 shall invoice Client monthly for Services provided. Client shall pay to HR1 a reasonable amount for the Services not to exceed the cost of such services which would be charged by third party providers dealing with Client on an arm’s length basis. However, in no event shall HR1 be required to provide the Services to Client at less than HR1’s cost of performance.

Client shall submit payment within thirty days of its receipt of an invoice. If Client disputes any item included in an invoice, Client shall pay all undisputed amounts within thirty days. Client shall immediately notify HR1 of the disputed item. Client and HR1 shall work together to resolve such disputes.

5.

Independent Contractor – HR1 is an independent contractor for all purposes of this Agreement, and HR1 shall manage, control and direct the means and details as to the performance of the Services. By representing Client in certain personnel, payroll and related administrative matters, HR1 is acting as the agent of Client for the benefit of Client. However, HR1 is not authorized to enter into any binding agreements without the prior written consent of Client. HR1 shall have no fiduciary obligations or duties to Client by reason of, or in connection with, HR1’s provision of the Services, except to the extent of a breach of this Agreement or the indemnification provisions contained herein.

6.	Use of Affiliates; Subcontractors - HR1 may, in its discretion, use affiliates or subcontractors to perform or support the Services, the use of which shall be deemed prudent management and in the spirit of this Agreement. In such instances, all retained third party service providers shall be subject to the confidentiality obligations set forth herein, and HR1 shall remain responsible for the performance of any such affiliates or subcontractors.

7.	Provision of Information; License - Client agrees to provide HR1 all information, documents and data required by HR1 to provide the Services to Client. These include, but are not limited to, the following:

a.	Employee Schedules

b.	Interview evaluations

c.	Employee Reviews

d.	Personally Identifiable Data

e.	Bank account information

f.	Statement on Auditing Standards No. 70 (SAS 70) documents, as applicable

g.	Sarbanes Oxley (SOX) documents, as applicable

“Personally Identifiable Data” is any individually identifiable data from or about a Client employee prospect, employee or former employee which, when associated with other data in the hands of or available to HR1, allows for either identification of an individual or for an increase in data about an identified or identifiable individual. Personally Identifiable Data shall include, but not be limited to: a) first and last name; (b) a home address or other physical address, including street name and name of city or town; (c) an email address or other online contact data (e.g., instant messaging user identifier); (d) a telephone number; (e) a social security number; (f) an Internet Protocol address; (g) salary, bonus and benefit plan data; and (h) any other data that is combined with any of the above.

Client agrees to provide HR1 access to any technology proprietary or unique to Client used currently in providing the Services. HR1 will take reasonable steps to preserve the confidentiality of any such technology. In consideration of the Parties’ obligations to each other, each Party grants to the other Party a limited, fully-paid, non-transferable, non-exclusive license to access and use any systems required in connection with the Services, subject only to interests and rights of third parties.

HR1 agrees to provide Client regular status reports and benchmarks of responsibilities performed on a regular basis as mutually required. It is Client’s responsibility to advise HR1 of any changes to required Services which may be necessary as a result of Client’s status as a publicly traded entity or otherwise.

8.	Compliance with Laws – HR1 shall comply with all applicable laws, rules, regulations, orders, conventions, ordinances or standards that relate to the Services, including but not limited to such laws related to data protection and privacy, discrimination, conditions of employment, occupational health/safety, and tax matters.

9.	Liability, Corrective Action and Sole Remedy – The parties acknowledge that HR1 is providing administrative services only. Except in cases of HR1’s gross negligence, willful misconduct or intentional breach, Client’s sole remedy shall be corrective actions by HR1 in consultation with authorized personnel of Client. HR1 shall not be responsible for any indirect, special, consequential or speculative damages for lost profits or any other liability.

This Agreement is for the benefit of, and will be enforceable by, the Parties only. The terms herein are not intended to confer any right or benefit on any third party or to create any obligations or liability of a Party to any such third party. In the event of any claim asserted by any third party arising out of or related to this Agreement, Client and HR1 agree to indemnify and hold each other harmless from any and all liability, loss, or damage pertaining thereto, including costs and attorney fees. Client and HR1 further agree to cooperate in the defense of any such third party action and to notify each other promptly upon receipt of any third party claim.

10.	Insurance – HR1 shall maintain not less than the minimum insurance required by law, rules and regulations of all government bodies and agencies having jurisdiction, provided, however, HR1 shall maintain insurance coverage in amounts not less than the following: (a) Worker’s Compensation: statutory limits for the state or states in which this Agreement is to be performed; (b) Employer’s Liability: $250,000; (c) Comprehensive General Liability (including Products/Completed Operations): $1,000,000 per occurrence Personal Injury and Property Damage combined single limit; and (d) to the extent HR1 owns any automobiles, Automobile Liability (including owned, non-owned and hired vehicles): $1,000,000 per occurrence Personal Injury and Property Damage combined single limit. HR1 shall cause its insurance carrier to furnish Client a certificate attesting to the required insurance in force. HR1 shall request its insurance carriers to provide at least thirty (30) days notice in advance of any reduction or cancellation of such insurance. Certificate and notices of change in insurance coverage shall be directed to the address shown the Notices block of this agreement.

11.	Force Majeure - HR1 shall not be liable for any failure of, or delay in, the performance of Services under this Agreement for the period that such failure or delay is attributable to acts of God, public enemies, civil war, strikes, labor disputes, or any other cause beyond the reasonable control of HR1. In the event of a delay attributable to an event beyond HR1’s control, HR1 shall promptly notify Client of its proposed action plan or remedy.

12.	Contract Cancellation - Either Party may terminate this Agreement on 60 days written notice. In the event both Parties wish to mutually terminate this Agreement, the date of termination shall be as agreed by the Parties without regard to the notice provision. In the event this Agreement is terminated, HR1 shall work with Client to facilitate an orderly transition of work in progress, and HR1 shall deliver to Client copies of all documents and records or information to facilitate the transition.

13.	Waiver - The failure of either Party to enforce any of the provisions of this Agreement for any reason, at any time, shall not constitute a waiver of such provisions.

14.	Notices - All notices, requests, demands, and other communications shall be in writing and either mailed or delivered to the following or to such other persons as the parties may designate in writing:

To Client at:	Client:	LINC Logistics Company
	Attn:	David A. Crittenden
	Address:	11355 Stephens Road
	City, ST Zip:	Warren, MI 48089
	Fax #:	(586) 437-1247

To:		HR-1 Corp.
	Attn:	Peter J. Dwyer, Jr.
	Address:	12225 Stephens Road Suite 100
	City, ST Zip:	Warren, MI 48089
	Fax #:	(586) 819 – 0136

Notices served by mail shall be deemed effective as of the date of mailing.

15.	Governing Law - This Agreement shall be construed in accordance with and enforced according to the laws of the State of Michigan, without regard to its conflicts of law provisions.

16.	Severability - If any part of this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable, the remaining portions shall remain in effect.

17.	Entire Agreement - This Agreement supersedes any and all previous agreements, written or oral, between the Parties relating to the subject matter hereof. This Agreement shall not be amended except by a written document, signed by an authorized representative of each Party.

18.	Assignment - Except as provided in Paragraph 6, neither Party shall assign any of their respective rights or obligations under this Agreement without the prior written consent of the other Party, which shall not be unreasonably withheld.

19.	Non-Disclosure; Confidentiality - Client’s Information means all information (oral or written) and documents (in any medium) that have been furnished to HR1 by Client, or has been developed by HR1 to the extent it relates to the Services, including, but not limited to, Personally Identifiable Data, bank account information, and financial reports and information. HR1 acknowledges that Client’s Information is being disclosed to HR1 for the sole purpose of permitting HR1 to perform the Services, and agrees that it will not use Client’s Information for any other purpose. In addition, HR1 agrees that it will not disclose, disseminate or otherwise make available Client’s Information to anyone, other than to those employees who have a need to know it in order for HR1 to fulfill its obligations under this Agreement, without the prior written agreement of Client. Finally, HR1 recognizes that its close association with Client’s personnel and access to Client’s Information in the course of performing this Agreement may enable HR1 to evaluate information about Client from an insider’s perspective and that proprietary information or Personally Identifiable Data could be revealed if such evaluations were disseminated.

HR1 shall provide for the physical, managerial and electronic security of Client’s Information such that Client’s Information is reasonably maintained and secured, ensuring it is safe from unauthorized access or use during utilization, transmission and storage. Should any unauthorized breach occur, HR1 shall notify Client as soon as reasonably practicable, but not later than 24 hours after the HR1 becomes aware of such breach. HR1 further agrees to indemnify and hold Client harmless from any and all liabilities, damages, fines, penalties, costs, claims, demands and expenses (including costs of defense, settlement and reasonable attorney’s fees), arising out of the disclosure or improper use of Client’s Information by HR1 or HR1’s employees. HR1 recognizes that the disclosure of Client’s Information may give rise to irreparable injury and acknowledges that remedies other than injunctive relief may not be adequate. Accordingly, Client has the right to seek equitable and injunctive relief to prevent the unauthorized disclosure of any Client’s Information, as well as such damages or other relief as is occasioned by such unauthorized use or disclosure. In the event HR1 is required to disclose Client’s information in connection with any judicial proceeding or government investigation, then HR1 shall promptly notify Client and allow a reasonable time for Client to seek a protective order from the appropriate court or government agency. Thereafter, HR1 may disclose Client’s Information to the extent required by law, subject to any applicable protective order.

20.	Notice Preceding Compelled Disclosure - If HR1 is requested to disclose any information belonging to Client, HR1 will promptly notify Client to permit Client to seek a protective order or take other appropriate actions. HR1 will also cooperate in Client’s efforts to obtain a protective order or other reasonable assurance that the information will be accorded confidential treatment. In the absence of a protective order or other solution and if HR1 is compelled as a matter of law to disclose the information, HR1 may disclose to the Party compelling disclosure only that part of the information as is required by law to be disclosed.

In witness whereof, having read and understood the above, HR1 and Client hereby execute this agreement as of the Effective Date.

Accepted:

HR1:	CLIENT:

HR-1, Corp.	LINC LOGISTICS COMPANY

/s/ Peter J. Dwyer, Jr.	/s/ H.E. Wolfe
(Signature)	(Signature)

Peter J. Dwyer, Jr.	H.E. Wolfe
(Name)	(Name)

President	Chief Executive Officer
(Title)	(Title)

EXHIBIT A - SERVICES

Primary services provided to your organization have been broken down into four main categories of product offerings.

I.	Talent Acquisition, Placement and Staffing

II.	Payroll Management

III.	Personnel Management, Administration, and Development

IV.	Consulting & Compliance

Each of the four main categories has bullet points listed which identify, generally speaking the various tasks which are considered to be in support of that service. Services detailed below are in concert with and on behalf of Client.

I. Talent Acquisition, Placement and Staffing Includes

•	Source candidates via HR1’s existing paid job boards and candidate databases

•	Screen, review and schedule interviews with Client hiring managers as necessary

•	Utilize proprietary employment applications and HR1 established candidate assessment tools

•	Create candidate evaluations

•	Recommend compensation ranges

•	Perform criminal background checks and/or other employment verifications as necessary using HR1 vendors

•	Create job offer letters using a company unique template

•	Extend job offers as necessary in coordination with hiring manager

•	Participation in offer negotiations on an as needed basis

•	Coordinate start dates and provide necessary information via established onboarding process

•	Communicate relevant information to payroll services

•	Create new hire packets using pre-approved policies, forms, notices, memos, etc…

•	Arrange for delivery of new hire packet to hiring Manager and/or employee

•	Track the return of necessary documents contained in new hire packets to ensure return of all required information

•	Creation of personnel file based on hiring documentation and other relevant personnel file materials

•	Ensure employee file is at, or near, complete when employee file is transferred to recordkeeping

•	Create necessary documentation and or information necessary to transfer, promote, or changes to remuneration

Can include as required

•	Job Descriptions, creation, audit, etc…

•	Job postings creation or other recruitment advertisements

•	Relocation analysis including as necessary COLA, market, and cost calculations

•	Time to fill reporting

EXHIBIT A - SERVICES

II.	Payroll Management Services Includes

•	Process employee payments

•	Distribute tax forms relevant to the payroll process

•	Create new hire information in payroll system

•	Administer payroll accounts, including

•	Input payroll data, including mandatory and voluntary withholdings

•	Coordinate, calculate, process, remit and audit in connection with payroll tax withholding requirements (e.g., FICA, FUTA, SUTA)

•	Generate and distribute, as required

•	payroll checks

•	bonus checks

•	check reprints

•	other compensation-related checks

•	Calculate payroll funding requirements and advise Client

•	Support bank account reconcilement, issue resolution and anti-fraud methods (e.g., “positive pay” file upload and issue resolution), all in accordance with requirements of Client’s bank(s)

•	Reconcile hours worked with rate(s) of pay

•	Monitor checks and balance of hours worked/reported and hours paid

•	Process pay changes as necessary in support of other administrative processes

•	Process changes to employee personal records for payroll and tax compliance

•	Generate and distribute appropriate tax records such as W-2, W-4, and other federal or state specific forms

•	Coordinate payroll processing against payroll compliance requirements

•	Complete pre- and post-payroll employee data integrity audits

•	Monitor vacation and benefit accruals

•	Deactivate employee records in payroll system

•	Support statutory reporting requirements to federal, state and local government agencies (e.g., U.S. Census Bureau, U.S. Department of Labor, etc.)

Can include as required

•	Distribution of state specific forms for tax and/or payroll compliance

•	Void/Stop payments

•	Establish friend of the court and/or other garnishments

•	Respond to and resolve employee payroll issues

•	Time and attendance auditing and reporting

•	Monitor and process off-cycle checks

•	Absenteeism reports

•	Credit reports (net pay and number of Employees per week)

•	Development and/or audit of rate of pay ranges

•	List check numbers and payment amounts in check register

•	Annual compensation review and recommendations

EXHIBIT A - SERVICES

III.	Personnel Management & Administration Includes

•	Employee data and records management including active and inactive employees

•	Personnel record retention and continued audits for completeness and compliance

•	Processing of employee termination files including statutory recordkeeping requirements

•	Identifying and complying with employment related regulations

•	Form I-9 auditing and coordination to complete

•	Processing claims of unemployment including coordination of protested and unprotested claims

•	Administration and recordkeeping of employee savings plans tuition and other financial assistance

•	Perform exit interviews and provide reports based on findings

•	Make access to HR1 personnel reasonably available to address employee issues

•	Collaborate on succession planning

•	Applicant tracking, applicant flow, and other required recordkeeping

•	Deploy, collect, analyze, and report on Client employee reviews using proprietary forms

Can include as required

•	Separation agreement processing

•	Personnel files and record keeping

•	Responding to requests for employment verification

•	Performance management: rankings, evaluation, and succession planning

•	Payroll programming and current tax updates

•	Employee turnover analysis

•	Missing paperwork reporting

EXHIBIT A - SERVICES

IV.	Consulting and Compliance Services Includes

•	Training needs assessment

•	Employee investigations

•	Investigation write-ups and risk assessments

•	Resolution recommendation, documentation and resolution

•	Personnel strengths and weaknesses analysis

•	Specialized reporting and automation requiring unique formulas, programming, and/or information

•	Scheduling and/or coordinating Training modules (training cost not included)

•	Company representation for employment audits, reviews, or litigation

•	Employment lawsuit investigation, mitigation

•	Custom adverse impact calculations, analysis and review

•	Wage and hour claim responses and compliance

•	EEOC counseling and guidance

•	Responses to EEOC Charges

•	FMLA administration and management

•	Medical certification and return to work assistance

•	Accommodation request review and approval processes

•	Support requests of information related to 401k Plan Audits and IRS Form 5500 Filings

•	Support SAS 70 / SOX / SSAE 16 processes and documentation related to HR1 Services

•	Employee data audits

•	Custom employment policy create, review, distribute, collect, and update

•	Custom process creation, review and implementation

•	Drafting separation and/or severance agreements

•	Drafting employment related contracts and agreements

•	Disciplinary documentation and review

•	Specialized research such as organizational profiling of competitors

•	Executive 6 figure recruitment:

•	Targeted name generation and sourcing

•	Creation of scorecard

•	Creation of storyboard

•	Contract Creation

•	Negotiations